UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sientra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIAL MEETING OF STOCKHOLDERS OF SIENTRA, INC. ADJOURNED UNTIL JANUARY 12, 2023

On December 19, 2022, Sientra, Inc. (the “Company”) commenced its special meeting of stockholders (the “Special Meeting”) as previously announced in its proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2022. The Company adjourned, without conducting any business, its Special Meeting due to the absence of a quorum. The Special Meeting will reconvene on Wednesday, January 11, 2023 at 9 a.m., Pacific Standard Time, and will be held virtually via live webcast which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/SIEN2022SM, for the purpose of holding a stockholder vote on the proposals set forth in the proxy statement. The Company does not intend to change the record date for the Special Meeting. Only stockholders of record at the close of business on November 25, 2022 are entitled to vote at the reconvened Special Meeting.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposal set forth in the Company’s proxy statement. Proxies previously submitted in respect of the Special Meeting will be voted at the adjourned meeting unless properly revoked.

The Company encourages all stockholders who have not yet voted on the proposals to do so before January 12, 2023.

The Company’s Board of Directors recommends that its stockholders vote in FAVOR of the proposals.